EXHIBIT NO. 99.(i) 2

LEGAL OPINION CONSENT

I consent to the incorporation by reference in this Post-Effective Amendment No. 64 to the Registration Statement (File Nos. 2-92915 and 811-4096) (the “Registration Statement”) of MFS® Municipal Series Trust (the “Trust”), of my opinion dated March 14, 2016, appearing in Post-Effective Amendment No. 62 to the Trust’s Registration Statement, which was filed with the Securities and Exchange Commission on March 14, 2016.

SUSAN A. PEREIRA
Susan A. Pereira
Assistant Clerk and Assistant Secretary

Boston, Massachusetts
July 28, 2016